Exhibit 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

OF BMC SOFTWARE, INC.

PURSUANT TO 18 U.S.C. § 1350

Based on my knowledge, I, Stephen B. Solcher, Chief Financial Officer of BMC Software, Inc. (the Company), hereby certify that the accompanying report on Form 10-K for the period ending March 31, 2010 and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the Report) by the Company fully complies with the requirements of that section.

Based on my knowledge, I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ STEPHEN B. SOLCHER
Stephen B. Solcher
May 7, 2010